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                                                                    EXHIBIT 10.2



                                 REVOLVING NOTE

$20,000,000                                                   San Antonio, Texas
                                                                  March 26, 1999

                  For value received, the undersigned, EAGLE GEOPHYSICAL, INC., a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of Norwest Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars and No Cents ($20,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.


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                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                EAGLE FRONT END SERVICES, LTD.

                                By EAGLE GEOPHYSICAL MANAGEMENT, INC.
                                     Its General Partner

                                By /s/ Richard W. McNairy
                                   ---------------------------------
                                Richard W. McNairy
                                Its Vice President

                                EAGLE GEOPHYSICAL, INC., EAGLE GEOPHYSICAL
                                ONSHORE, INC., EAGLE GEOPHYSICAL OFFSHORE, INC., EAGLE GEOPHYSICAL ROYALTY, INC. (F/K/A EAGLE GEOPHYSICAL LEASING, INC.), EAGLE GEOPHYSICAL
                                DE MEXICO, INC., EAGLE FRONT END SERVICES, INC., EAGLE GEOPHYSICAL MANAGEMENT, INC., EAGLE GEOPHYSICAL GOM, INC., EAGLE GEOPHYSICAL DE COLOMBIA, INC., EAGLE GEOPHYSICAL DE PERU, INC., AUSTRAL HORIZON, INC., ATLANTIC HORIZON, INC., EAGLE GEOPHYSICAL DE BOLIVIA, INC., EAGLE GEOPHYSICAL DE ARGENTINA, INC. AND EAGLE GEOPHYSICAL DE ECUADOR, INC.



                                By /s/ Richard W. McNairy
                                   ---------------------------------
                                Richard W. McNairy
                                Its Vice President